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                                                                   EXHIBIT 10.38


                            NETWORKS ASSOCIATES, INC.

                  GEORGE SAMENUK EMPLOYMENT AGREEMENT AMENDMENT

         This Amendment to the Amended and Restated Employment Agreement (the "Agreement") dated October 9, 2001 between Networks Associates, Inc. (the "Company"), and George Samenuk ("Executive") is entered into and effective as of January 20, 2004.

         1. Amendment of Section 7(g)(ii). Section 7(g)(ii) of the Agreement is hereby amended and restated to read in its entirety as set forth below:

                  "(ii) Upon Termination Other Than for Cause or Resignation for Good Reason Prior to Change of Control. If, prior to a Change of Control, Executive resigns his employment with the Company for Good Reason or Executive's employment is terminated by the Company other than for (x) Cause, (y) Executive's death, or (z) Executive's Total Disability, then, subject to Executive executing and not revoking, the Mutual Release of Claims attached hereto as Exhibit A with the Company and not materially breaching the provisions of Section 17 hereof, (1) Executive's Stock Options and Executive's Restricted Stock, as well as any other stock options or restricted stock that he is granted by the Company, shall vest immediately and if applicable, the Company's right to repurchase all of the same such shares immediately shall lapse and
         (2) Executive shall receive 24 monthly payments, each equal to 1/24 of the sum of twice Executive's Base Salary plus twice his Target Bonus, less applicable withholding, and otherwise in accordance with the Company's standard payroll practices, (3) the Company shall pay the group health, dental and vision plans continuation coverage premiums for Executive and his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") through the lesser of (x) eighteen (18) months from the date of Executive's termination of employment, or (y) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer; (4) the Company shall pay Executive a lump sum payment of any remaining portion of the full Sign-On-Bonus that had not already been paid to Executive, and (5) the Company shall provide Executive with all other Company welfare plan and fringe benefits and continued life insurance and long-term disability coverage (including the Prior Life and LTD coverage), in which Executive participated prior to his termination through the lesser of (x) eighteen (18) months from the date of Executive's termination of employment, or (y) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer, and if Executive is ineligible to continue participating in one or more of such benefit plans or programs of the Company, the Company shall provide Executive with such benefits on an equivalent basis, including a full Tax Gross-Up to Executive (which, after deduction of all applicable taxes will leave a net amount equal to the tax payments due) to the extent such benefits constitute taxable income to the Executive but were provided to Executive on a non-taxable basis while Executive was employed by the Company."

         2. Addition of Section 7(h). A new section 7(h) is hereby added to read in its entirety as set forth below:

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         "(h) Parachute Payments. The Company shall indemnify Executive, on an after tax basis, for any taxes imposed on Executive pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, that result from any compensation or payments made by the Company to Executive pursuant to this Agreement."

         3. No further Amendment. Other than as set forth in this Amendment, the Agreement shall remain unchanged and shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first written above:


NETWORKS ASSOCIATES, INC.


By: /s/ Kent H. Roberts
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                         [STAMP]

EXECUTIVE

/s/ George Samenuk
--------------------------------
George Samenuk